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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 18, 2001


                         Commission File Number 1-09623

                                IVAX CORPORATION

            FLORIDA                                         16-1003559
-------------------------------                         -------------------
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                         Identification No.)


      4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA                  33137
    -------------------------------------------             ----------
      (Address of principal executive offices)              (Zip Code)

                                 (305) 575-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5 - OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 18, 2001, IVAX Corporation ("IVAX") entered into an agreement (the "Agreement") with Comercial e Inversiones Portfolio Limitada and Inversiones Portfolio S.A. (collectively, "Portfolio"), the largest shareholders of Laboratorio Chile S.A., to make a cash tender offer for all of the common stock of Laboratorio Chile, a pharmaceutical company having common stock traded on the Santiago exchange and American Depository Receipts ("ADRs") traded on the New York Stock Exchange. Portfolio has agreed to tender its shares to IVAX in the tender offer, which will soon be launched simultaneously in Chile and the United States at a price of US$1.25 per share, or US$25.00 per ADR. The cash to be used to purchase the shares of Laboratorio Chile which are tendered will come from cash on hand.

Laboratorio Chile manufactures, markets and distributes pharmaceutical products in Chile, Argentina and Peru.

IVAX issued a press release regarding the tender offer on May 21, 2001 (the "Press Release").

This Current Report on Form 8-K is qualified in its entirety by, and should be read in conjunction with, the Agreement, the Press Release and other documents filed as exhibits to this report and incorporated herein by reference.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IVAX CORPORATION

 Date:  May 24, 2001                   By: /s/ THOMAS E. BEIER
                                           -----------------------------------
                                           Thomas E. Beier
                                           Senior Vice President-Finance
                                           Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT
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10.29     Agreement to Tender dated as of May 18, 2001, among IVAX Corporation,
          Comercial e Inversiones Portfolio Limitada and Inversiones Portfolio S.A.

99.1      Press Release dated May 21, 2001, issued by IVAX Corporation.







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